EXHIBIT 11

                             SYNOVUS FINANCIAL CORP.
                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                 Three Months Ended September 30, 1998     Three Months Ended September 30, 1997
----------------------------------------------------------------------------------------------------------------
                                        Net       Average   Net Income        Net         Average   Net Income
                                       Income     Shares    Per Share        Income       Shares    Per Share
----------------------------------------------------------------------------------------------------------------
Basic EPS                          $   47,438    264,646    $   0.18      $   43,101    262,395   $   0.16


  Effect of dilutive options             ---       4,216                       ---        3,531
--------------------------------------------------------                  ---------------------

EPS - assuming dilution            $   47,438    268,862    $   0.18      $   43,101    265,926   $   0.16
================================================================================================================



                                 Nine Months Ended September 30, 1998      Nine Months Ended September 30, 1997
----------------------------------------------------------------------------------------------------------------
                                        Net       Average   Net Income       Net         Average    Net Income
                                       Income     Shares    Per Share       Income       Shares     Per Share
----------------------------------------------------------------------------------------------------------------
Basic EPS                          $  132,863    263,554    $   0.50      $  118,230    262,081   $   0.45


  Effect of dilutive options             ---       3,984                       ---        3,448
--------------------------------------------------------                  ---------------------


EPS - assuming dilution            $  132,863    267,538    $   0.50      $  118,230    265,529   $   0.45
================================================================================================================



All information presented in Exhibit 11 reflects the three-for-two stock split declared by the Synovus Board of Directors on April 23, 1998, effective May 21, 1998, to shareholders of record on May 7, 1998.